UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 28, 2025

Date of Report (Date of Earliest Event Reported)

The Chemours Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36794	46-4845564
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street

Wilmington, Delaware 19801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 773-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock ($0.01 par value)	CC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of The Chemours Company (the “Company”) adopted and approved The Chemours Company Executive Severance Policy (the “Policy”), effective as of the Effective Date. The Policy is designed to provide executive officers and certain employees of the Company with payments and benefits upon specified terminations of employment. Certain terms used herein are defined in the Policy.

The Policy will apply to executive officers and certain employees of the Company designated for participation by the Compensation and Leadership Development Committee of the Board, or in the case of the Company’s Chief Executive Officer, the Board (collectively, the “Participants”). The Policy does not supersede, replace, nor amend (i) any change in control agreements between the Company and each of the Participants, if any, which remain in effect or (ii) the treatment of outstanding equity awards, which remain subject to the terms of the applicable equity plan and award agreements. As a condition of eligibility for benefits under the Policy, each Participant must execute a release of claims in a form reasonably satisfactory to the Company.

If a Participant (i) is involuntarily terminated without Cause (as defined in the Policy) or (ii) resigns for Good Reason (as defined in the Policy), the Company will provide the following payments and benefits to the Participant, subject to applicable tax withholding and certain exceptions as described in the Policy:

Compensation	Chief Executive Officer (“CEO”)	Other Executive Officers and Employees
Accrued Obligations	The Participant’s accrued and unpaid (i) base salary, (ii) bonus or incentive compensation, and (iii) vacation pay	Same as CEO
Cash Severance Payment	2.0 times the sum of the Participant’s (i) base salary, (ii) target annual incentive opportunity and (iii) the Participant’s annualized health care subsidy	1.0 times the sum of the Participant’s (i) base salary, (ii) target annual incentive opportunity and (iii) the Participant’s annualized health care subsidy
Prorated Annual Cash Incentive Award Payment	Participant’s Annual Incentive determined in accordance with the Annual Incentive Plan based on actual performance prorated for months worked from the beginning of the year to the date of termination	Same as CEO

The foregoing summary is qualified in its entirety by reference to the Policy, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1* The Chemours Company Executive Severance Policy dated as of October 28, 2025

104 Cover Page Interactive Data File (formatted as Inline XBRL).

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEMOURS COMPANY

By:	/s/ Shane Hostetter
Shane Hostetter
Senior Vice President, Chief Financial Officer
Date:	October 31, 2025